UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2009 (May 12, 2009)

INLAND REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-32185 (Commission File Number)	36-3953261 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01

Regulation FD Disclosure

On May 12, 2009, Inland Real Estate Corporation (the “Company”) announced that it agreed to sell 16,000,000 shares of its common stock in an underwritten public offering.  The Company also granted the underwriters a thirty-day option to purchase up to 2,400,000 additional shares to cover over-allotments, if any.  The specific terms of the offering are described in a prospectus supplement, dated May 12, 2009, relating to the offering to be filed by the Company with the Securities and Exchange Commission on or about May 12, 2009.

The Company hereby updates its guidance for funds from operations (“FFO”) per share based solely on the final terms of the offering of common stock, including the assumption that the underwriters fully exercise the option to purchase additional common stock.

Based on the Company’s current view of existing market conditions, the terms and size of the offering, and certain current assumptions and estimates, the Company expects that its updated guidance for FFO per share will be $0.16 to $0.18 lower than guidance previously issued in its press release dated May 6, 2009, furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K, as furnished to the Securities and Exchange Commission on May 6, 2009.

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (“NAREIT”) has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a real estate investment trust (“REIT”) such as the Company.  The Company considers FFO a widely accepted and appropriate measure of performance for a REIT and has adopted the NAREIT definition for computing FFO.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.    The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, the Company’s presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including the Company’s ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating the Company’s operating performance.

The following is a reconciliation of the Company’s guidance range for 2009 of FFO per share to earnings per share:

Guidance Range for 2009	Excluding Option		Including Option
	Low	High	Low	High
Earnings per share	$0.43	$0.56	$0.42	$0.55
Gain (loss) on sale of investment properties	$(0.03)	$(0.03)	$(0.03)	$(0.03)
Equity in depreciation of unconsolidated joint ventures	$0.14	$0.14	$0.14	$0.14
Depreciation and amortization, net	$0.52	$0.52	$0.51	$0.51
FFO per share	$1.06	$1.19	$1.04	$1.17

The information in this item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

This item contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically the Company’s prospectus supplement to its effective registration statement on Form S-3 (File No. 333-158800) and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for a more complete discussion of these risks and uncertainties.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01

Financial Statements, Pro Forma Financial Information and Exhibits.

(d)	Exhibits:

	Exhibit No.	Description

	99.1	Press release of Inland Real Estate Corporation, dated May 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

May 12, 2009

INLAND REAL ESTATE CORPORATION

By:	/s/ BRETT A. BROWN
Name:	Brett A. Brown
Title	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Inland Real Estate Corporation, dated May 12, 2009

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